UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2025

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On November 6, 2025, Sight Sciences, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report).*

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Promotion of Alison Bauerlein to Chief Operating Officer

Effective as of November 5, 2025, the board of directors of the Company (the “Board”) promoted Alison Bauerlein to the position of Chief Operating Officer of the Company. Ms. Bauerlein will also serve as the Company’s Principal Operating Officer. In connection with her appointment as Chief Operating Officer and Principal Operating Officer, Ms. Bauerlein will no longer serve as Chief Financial Officer, Treasurer, Principal Financial Officer or Principal Accounting Officer, in each case effective November 5, 2025.

Ms. Bauerlein, age 43, has served as our Chief Financial Officer and Treasurer since April 2023. Ms. Bauerlein co-founded Inogen, Inc. (“Inogen”) (Nasdaq: INGN), a publicly traded medical technology company, in 2001, and previously served as Inogen’s Executive Advisor from December 2021 to April 2022, Chief Financial Officer from 2009 until December 2021, Executive Vice President of Finance from March 2014 until December 2021, Corporate Secretary from 2002 until July 2021, and Corporate Treasurer from 2002 until December 2021. Ms. Bauerlein also serves as a member of the board of directors of Koya Medical, Inc. and Balance Ophthalmics, Inc, two private medical device companies. Ms. Bauerlein previously served as a member of the board of Pear Therapeutics, Inc., a software-based digital therapeutics company, from December 2021 to May 2024, and served as a member of the board of directors of Gelesis Holdings, Inc, a biotherapeutics company, from January 2022 until October 2023 and as a member of the board of directors of Equinox Ophthalmic, Inc. from June 2020 until March 2023. Ms. Bauerlein received a B.A. in Economics/Mathematics with high honors from the University of California, Santa Barbara.

In connection with her appointment as Chief Operating Officer, on November 5, 2025, Ms. Bauerlein entered into an amended and restated employment agreement with the Company (the “A&R Bauerlein Agreement”), effective November 5, 2025, which amends and restates in full that employment agreement previously entered into by the Company and Ms. Bauerlein on April 3, 2023. Pursuant to the terms of the A&R Bauerlein Agreement, Ms. Bauerlein will receive an initial annual base salary of $485,000 (as may be adjusted by the Board from time to time) and will be eligible to participate in the Company’s annual cash incentive program, with an initial annual cash bonus targeted at 65% of her base salary (as may be adjusted by the Board from time to time). Additionally, in connection with her promotion, Ms. Bauerlein will be entitled to receive a grant of restricted stock units (the “Bauerlein RSU Award”) pursuant to the terms of the Company’s 2021 Incentive Award Plan (the “2021 Plan”) with a fair market value of $150,000, which shall vest in sixteen equal, quarterly installments, commencing December 31, 2025 and continuing through September 30, 2029,, subject to Ms. Bauerlein’s continued service through each vesting date. The number of shares issuable pursuant to the Bauerlein RSU Award shall be based on the closing price of the Company’s common stock on the grant date, which shall be the first trading day after November 5, 2025 during which the Company is in an open trading window.

If Ms. Bauerlein’s employment is terminated by the Company without cause, or Ms. Bauerlein resigns from the Company with good reason, the Company shall: (i) pay Ms. Bauerlein an amount equal to her then in effect base salary for the subsequent 12-month period, (ii) pay Ms. Bauerlein an amount equal to any unpaid annual bonus earned for the year prior to the year of termination, payable when annual bonuses for such year are paid to other executives of the Company, and (iii) make direct payment of, or reimbursement for, COBRA premiums, less the amount Ms. Bauerlein would have paid for coverage as an active employee, commencing on Ms. Bauerlein’s separation date and ending upon the earliest of: (1) the expiration of the subsequent 12-month period, (2) the date Ms. Bauerlein and/or her dependents become no longer eligible for COBRA, or (3) the date Ms. Bauerlein becomes eligible to receive benefits from a subsequent employer.

Under the A&R Bauerlein Agreement, “cause” generally means, subject to notice and cure rights, her: (i) refusal to substantially perform duties or carry out reasonable and lawful instructions concerning duties, (ii) material breach of a policy of the Company, provision of the A&R Bauerlein Agreement or any other material agreement between Ms. Bauerlein and the Company, (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing her duties and responsibilities under the A&R Bauerlein Agreement, or (v) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any of its affiliates.

Under the A&R Bauerlein Agreement, “good reason” generally means, subject to notice and cure rights, (i) a reduction in his base salary or annual bonus, (ii) a material decrease in authority or areas of responsibility, (iii) the relocation of his primary office to a location more than 35 miles from his primary office as of the date of the A&R Bauerlein Agreement, (iv) the failure of any successor of all or substantially all of the Company’s assets to assume the A&R Bauerlein Agreement, to the extent such assumption does not occur automatically by operation of law, or (v) the Company’s breach of a material provision of the A&R Bauerlein Agreement.

The foregoing description of the A&R Bauerlein Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the A&R Bauerlein Agreement, a copy of which shall be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Ms. Bauerlein does not have a family relationship with any of the officers or directors of the Company. There were no understandings or arrangements between Ms. Bauerlein and any other person pursuant to which she was appointed as Chief Operating Officer of the Company. There are no transactions involving Ms. Bauerlein that would require disclosure under Item 404(a) of Regulation S-K.

Promotion of Jim Rodberg to Chief Financial Officer and Treasurer

Effective as of November 5, 2025, the Board promoted James Rodberg to the roles of Chief Financial Officer and Treasurer of the Company, to fill the vacancies created by Ms. Bauerlein’s promotion to Chief Operating Officer. Mr. Rodberg will also serve as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Rodberg, age 42, has served as the Company’s Vice President of Finance and Corporate Controller since May 2021, and also served as Interim Chief Financial Officer of the Company from January 2023 until April 2023. Prior to joining the Company, Mr. Rodberg served as the Vice President of Finance from 2020 to 2021, and the Vice President of Internal Audit from 2018 to 2020, at nVent Electric PLC. From 2017 to 2018, Mr. Rodberg served as Director of Finance at Abbott Laboratories (“Abbott”). In 2017, Abbott acquired St. Jude Medical, Inc., where Mr. Rodberg served in progressive leadership positions in finance and accounting since 2009. From 2005 to 2009, Mr. Rodberg worked in the audit and assurance division of Deloitte Touche Tohmatsu Limited. Mr. Rodberg holds a B.S. in Accounting from the University of Minnesota.

In connection with his appointment as Chief Financial Officer and Treasurer, Mr. Rodberg entered into an employment agreement with the Company (the “Rodberg Agreement”), effective November 5, 2025. Pursuant to the terms of the Rodberg Agreement, Mr. Rodberg will receive an initial annual base salary of $400,000 (as may be adjusted by the Board from time to time) and will be eligible to participate in the Company’s annual cash incentive program, with an initial annual cash bonus targeted at 50% of his base salary (as may be adjusted by the Board from time to time). Additionally, in connection with his promotion, Mr. Rodberg will be entitled to receive a grant of restricted stock units (the “Rodberg RSU Award”) pursuant to the terms of the 2021 Plan with a fair market value of $100,000, which shall vest in sixteen equal, quarterly installments, commencing December 31, 2025 and continuing through September 30, 2029, subject to Mr. Rodberg’s continued service through each vesting date. The number of shares issuable pursuant to the Rodberg RSU Award shall be based on the closing price of the Company’s common stock on the grant date, which shall be the first trading day after November 5, 2025 during which the Company is in an open trading window.

If Mr. Rodberg’s employment is terminated by the Company without cause, or Mr. Rodberg resigns from the Company with good reason, the Company shall: (i) pay Mr. Rodberg an amount equal to his then in effect base salary for the subsequent 12-month period, (ii) pay Mr. Rodberg an amount equal to any unpaid annual bonus earned for the year prior to the year of termination, payable when annual bonuses for such year are paid to other executives of the Company, and (iii) make direct payment of, or reimbursement for, COBRA premiums, less the amount Mr. Rodberg would have paid for coverage as an active employee, commencing on Mr. Rodberg’s separation date and ending upon the earliest of: (1) the expiration of the subsequent 12-month period, (2) the date Mr. Rodberg and/or his dependents become no longer eligible for COBRA, or (3) the date Mr. Rodberg becomes eligible to receive benefits from a subsequent employer.

Under the Rodberg Agreement, “cause” generally means, subject to notice and cure rights, his: (i) refusal to substantially perform duties or carry out reasonable and lawful instructions concerning duties, (ii) material breach of a policy of the Company, provision of the Rodberg Agreement or any other material agreement between Mr. Rodberg and the Company, (iii) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (iv) unlawful use or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing his duties and responsibilities under the Rodberg Agreement, or (v) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any of its affiliates.

Under the Rodberg Agreement, “good reason” generally means, subject to notice and cure rights, (i) a reduction in his base salary or annual bonus, (ii) a material decrease in authority or areas of responsibility, (iii) the relocation of his primary office to a location more than 35 miles from his primary office as of the date of the Rodberg Agreement, (iv) the failure of any successor of all or substantially all of the Company’s assets to assume the Rodberg Agreement, to the extent such assumption does not occur automatically by operation of law, or (v) the Company’s breach of a material provision of the Rodberg Agreement.

The foregoing description of the Rodberg Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Rodberg Agreement, a copy of which shall be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Mr. Rodberg does not have a family relationship with any of the officers or directors of the Company. There were no understandings or arrangements between Mr. Rodberg and any other person pursuant to which he was appointed as an executive officer of the Company. There are no transactions involving Mr. Rodberg that would require disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Rodberg has entered into the Company’s standard form of executive officer indemnification agreement. The form of indemnification agreement was previously filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 7, 2025.

Board Changes

Effective as of November 4, 2025, each of Brenda Becker and Erica Rogers tendered their resignations from the Board and the committees of the Board on which they serve. Mses. Becker and Rogers advised their decisions to resign from their positions as Class I directors on the Board were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On November 4, 2025, the Board adopted a resolution to decrease the size of the Board from nine to seven members, effective upon Mses. Becker’s and Rogers’ resignations. Additionally, effective upon, and in light of, Mses. Becker’s and Rogers’ resignations as Class I directors, the Board reassigned Catherine Mazzacco from Class II to Class I of the Board in order to maintain the three classes of the Board as nearly equal in number as possible as prescribed by the Company’s Restated Certificated of Incorporation. Ms. Mazzacco will serve as a Class I director for a term ending at the Company’s 2028 annual meeting of stockholders.

Item 7.01 Regulation FD Disclosure

On November 6, 2025, the Company issued a press release announcing the management and board changes disclosed in Item 5.02 of this Current Report. A copy of the press release is furnished as Exhibit 99.2 to this Current Report.

On November 6, 2025, the Company posted an investor presentation to its website at https://investors.sightsciences.com/. The Company expects to use the investor presentation, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts, and others. A copy of the investor presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K.*

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Earnings Press Release dated November 6, 2025
99.2	Leadership Press Release dated November 6, 2025
99.3	Sight Sciences Presentation dated November 6, 2025
104	Cover Page Interactive Data File, formatted in Inline XBRL.

*

The information in Item 2.02, Item 7.01, Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sight Sciences, Inc.

Date:	November 6, 2025	By:	/s/ James Rodberg
James Rodberg Chief Financial Officer (Principal Financial and Accounting Officer)